SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10920 (Commission File No.)	02-0451017 (IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire (Address of principal executive offices)	03842 (Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 7. EXHIBITS.

(c)  Exhibits.

Exhibit 99.1	Fisher Scientific International Inc.’s press release dated April 30, 2003 announcing the Company’s earnings for the quarter ended March 31, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1 and incorporated by reference is the registrant’s press release dated April 30, 2003 announcing the Company’s earnings for the quarter ended March 31, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached hereto as Exhibit 99.1 and incorporated by reference is the registrant’s press release dated April 30, 2003 announcing the Company’s earnings for the quarter ended March 31, 2003. Within the press release, the Company has presented certain financial information that has not been prepared in accordance with generally accepted accounting principles (“Non-GAAP Measures”). The Company has presented Non-GAAP Measures for (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (ii) adjusted net income and (iii) adjusted net income per share.

The Company defines EBITDA as net income (loss), excluding items considered nonrecurring to the Company’s operations, plus income taxes, interest expense, depreciation and amortization. The Company calculates and discloses EBITDA because the Company believes that it is helpful in assisting investors comparing the Company’s performance to that of other companies on a consistent basis without regard to depreciation, amortization or other charges that are not recurring to the operation of the business. Depreciation and amortization can vary significantly among companies depending on accounting methods. The Company believes that EBITDA, as defined, is also useful in helping investors compare the Company’s performance before the effect of various items that do not directly affect the Company’s operating performance. Further, EBITDA is a measure commonly used by fixed-income investors and commercial lenders, and hence the Company believes that disclosing this calculation may be useful to the holders of the Company’s debt instruments. However, investors should recognize that EBITDA is not a substitute for measures of financial performance determined in accordance with generally accepted accounting principles and that the Company’s computation of EBITDA may not be comparable to similarly titled measures of other companies.

The Company defines adjusted net income and adjusted net income per share as net income and net income per share, computed in accordance with generally accepted accounting principles, excluding items that the Company considers to be nonrecurring to the Company’s operations. The Company calculates and discloses adjusted net income and adjusted net income per share because the Company believes that these measures may assist investors in evaluating trends of the Company’s operating results without regard to transactions that may not effect the operations of the Company. However, investors should not consider adjusted net income or adjusted net income per share as an alternative to measures of financial performance determined in accordance with generally accepted accounting principles, such as net income as a measure of operating results or cash flows as a measure of liquidity.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: May 5, 2003	By:	/S/ Todd M. DuChene

	Name: Title:	Todd M. DuChene Vice President – General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Fisher Scientific International Inc.’s press release dated April 30, 2003 announcing the Company’s earnings for the quarter ended March 31, 2003.